Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Printronix Inc.
Irvine, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 33-83156, 333-92791, 333-50924, 333-74260, 333-103311 and 333-134769 of Printronix, Inc. of our report dated May 3, 2005, relating to the consolidated financial statements, which appears in this Form 10-K.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Costa Mesa, California
June 26, 2006